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                                                       Exhibit 4.2


                               (FACE OF SECURITY)

            THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

            UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.1                                                  CUSIP No.:
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                                 ONBANCORP, INC.

        9.25% SERIES B JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                              DUE FEBRUARY 1, 2027

            ONBANCorp, Inc., a Delaware corporation (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to OnBank Capital Trust I or registered assigns, the principal sum of sixty-one million eight hundred and fifty-six thousand Dollars ($61,856,000) on February 1, 2027 (the "Maturity Date"), unless previously redeemed, and to pay interest on the outstanding principal amount hereof from February 4, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on February 1 and August 1 of each year, commencing August 1, 1997, at the rate of 9.25% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. In the event that any date on which the principal of (or premium, if any) or interest on this Security is payable is not a Business Day, then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day fall in the next calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Pursuant to the Indenture, in certain circumstances the Company will be required to pay Additional Interest (as defined in the Indenture) with respect to this Security. Pursuant to the Registration Rights Agreement, in certain limited circumstances the Company will be required to pay liquidated damages (as set forth


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in the Registration Rights Agreement) with respect to this Security.

            The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be at the close of the business, on the fifteenth day of the month prior to the month in which the relevant interest payment date falls. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            The principal of (and premium, if any) and interest on this Security shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that, payment of interest may be made at the option of the Company by
(i) check mailed to the holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date. Notwithstanding the foregoing, so long as the Holder of this Security is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Security will be made at such place and to such account as may be designated by the Property Trustee.

            The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and


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junior in right of payment to the prior payment in full of all Senior
Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and
(c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

            This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.


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            The provisions of this Security are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

            IN WITNESS WHEREOF, the Company has executed this certificate this ____ day of _________, 1997.

                                    OnBank Capital Trust I

                                    By:
---------------------------
                                    Name:
                                    Title:


Attest:

By:
   ------------------------
Name:
Title:

                    CERTIFICATE OF AUTHENTICATION

            This is one of the Securities referred to in the within-mentioned Indenture.

Dated: ____________, 1997

                                    THE BANK OF NEW YORK,
                                    as Trustee


                                    By:
                                       -------------------------------
                                       Authorized Signatory
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                              (REVERSE OF SECURITY)

            This Security is one of the Securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of February 4, 1997 (the "Indenture"), duly executed and delivered between the Company and The Bank of New York, as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.

            Upon the occurrence and continuation of a Special Event prior to February 1, 2007 (the "Initial Optional Prepayment Date"), the Company shall have the right, at any time within 90 days following the occurrence of such Special Event, to redeem this Security in whole (but not in part) at the Special Event Prepayment Price. "Special Event Prepayment Price" shall mean, with respect to any prepayment of the Securities following a Special Event, an amount in cash equal to the greater of (i) 100% of the principal amount of the securities to be redeemed or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable with respect to an Optional Prepayment (as defined below) of this Security on the Initial Optional Prepayment Date, together with scheduled payments of interest on this Security from the prepayment date to and including the Initial Optional Prepayment Date, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clauses (i) and (ii), any accrued but unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such prepayment.

            In addition, the Company shall have the right to redeem this Security, in whole or in part, at any time on or after the Initial Optional Prepayment Date (an "Optional Prepayment"), at the prepayment prices set forth below (expressed as percentages of principal to be redeemed) plus, in each case, accrued and unpaid interest thereon (including Additional Interest and Compounded Interest, if any) to the applicable date of prepayment (the "Optional


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Prepayment Price") if redeemed during the 12-month period beginning February 1 of the years indicated below.

                    Year                           Percentage
                    ----                           ----------

                    2007                           104.625%
                    2008                           104.163%
                    2009                           103.700%
                    2010                           103.238%
                    2011                           102.775%
                    2012                           102.313%
                    2013                           101.850%
                    2014                           101.388%
                    2015                           100.925%
                    2016                           100.463%
                    2017 and thereafter            100.000%

            The Optional Prepayment Price or the Special Event Prepayment Price, as the case requires, shall be paid prior to 12:00 noon, New York time, on the date of such Prepayment or at such earlier time as the Company determines, provided, that the Company shall deposit with the Trustee an amount sufficient to pay the applicable Prepayment Price by 10:00 a.m., New York City time, on the date such Prepayment Price is to be paid. Any prepayment pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice. If the Securities are only partially prepaid by the Company pursuant to an Optional Prepayment, the Securities will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of prepayment, the Securities are registered as a Global Security, the Depositary shall determine the particular Securities to be redeemed in accordance with its procedures.

            In the event of prepayment of this Security in part only, a new Security or Securities for the unprepaid portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

            Notwithstanding the foregoing, any prepayment of Securities by the Company shall be subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if such approval is then required under capital guidelines or policies of the Federal Reserve.


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            In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, without the consent of each holder of Securities then outstanding and affected thereby, (i) extend the Maturity Date of any Securities, or reduce the principal amount thereof, or reduce any amount payable on prepayment thereof, or reduce the rate or extend the time of payment of interest thereon (subject to Article XVI of the Indenture), or make the principal of, or interest or premium on, the Securities payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Securities to institute suit for the payment thereof, or
(ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of all of the holders of the Securities, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Securities or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Securities then outstanding. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise),


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irrespective of whether or not any notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the time and place and at the rate and in the money herein prescribed.

            So long as no Event of Default shall have occurred and be continuing, the Company shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest by extending the interest payment period of such Securities for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such extension period, and not extending beyond the Maturity Date of the Securities (an "Extended Interest Payment Period") or ending on a date other than an Interest Payment Date, at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Securities to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, (i) shall not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extended Interest Payment Period, (ii) shall not end on any date other than an Interest Payment Date, and (iii) shall not extend beyond the Maturity Date of the Securities. Upon the termination of any such Extended Interest Payment Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements.

            The Company has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or


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repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in right of payment to the Securities or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities or any Subsidiary of the Company (including any other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Securities (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series B Capital Securities Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock, for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the exchange or conversion of such capital stock or the security being exchanged or converted, and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans) if at such time
(i) there shall have occurred any event of which the Company has actual knowledge that (a) is or, with the giving of notice or the lapse of time, or both, would be, an Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if the Securities are held by OnBank Capital Trust, the Company shall be in default with respect to its payment obligations under the Capital Securities Guarantee or (iii) the Company shall have given notice of its election of the exercise of its right to extend the interest payment period and any such extension shall be continuing.

            Subject to (i) the prior approval of the Federal Reserve if such approval is then required under capital guidelines or policies of the Federal Reserve, and (ii) the receipt by the Company of an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities, the Company will have the right at any time to liquidate the OnBank Capital Trust and cause the Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust.


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            The Securities are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Security is transferable by the holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

            Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any authenticating agent, any paying agent, any transfer agent and the registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any authenticating agent nor any paying agent nor any transfer agent nor any registrar shall be affected by any notice to the contrary.

            No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.


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            All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.


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